Rule 424(b) (3)
                                                      Registration No. 333-18965


PRICING SUPPLEMENT NO. 18, Dated October 20, 1998
To Prospectus Dated January 9, 1997 and Prospectus
Supplement dated January 24, 1997


                          WASHINGTON GAS LIGHT COMPANY
                           MEDIUM-TERM NOTES, SERIES D
                     DUE ONE YEAR OR MORE FROM DATE OF ISSUE


Principal Amount:  $20,000,000   /x/ Fixed Rate Note   /  / Floating Rate Note
Issue Price (as a percentage of  /x/ Book Entry Note  /  / Certificated Note principal amount):  100%
Original Issue Date:  October 21, 1998
Maturity Date:  October 21, 2008
/X/ The Offered Notes cannot be redeemed prior to maturity.
/ /The Offered Notes may be redeemed prior to maturity on the terms noted below.

Applicable Only to Fixed Rate Notes:
     Interest Rate:   5.49%  per annum
     Interest Payment Dates:  March 15 and September 15
Applicable Only to Floating Rate Notes:
     Base Rate:                           Maximum Interest Rate:   ____________
     /  /  Commercial Paper Rate          Minimum Interest Rate:   ____________
     /  /  LIBOR                          Interest Reset Dates:    ____________
     /  /  Treasury Rate                  Interest Reset Period:   ____________
                                          Interest Payment Dates:  ____________
                                          Interest Payment Period: ____________

Initial Interest Rate:  ____________
     Index Maturity:    ____________
Spread (plus or minus): ____________
     Spread Multiplier: ____________